Exhibit 99.1

15985 East High Street P. O. Box 35 Middlefield, Ohio 44062 Phone: (440) 632-1666 Fax: (440) 632-1700 www.middlefieldbank.bank	118 South Main Street P.O. Box 135, Ada, Ohio, 45810 Phone: (419) 634-5015 Fax: (419) 634-0335 https://myliberty.bank/

PRESS RELEASE

Contacts for Middlefield
Company Contact:	Investor and Media Contact:	Liberty Contact:
James R. Heslop, II President & CEO Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com	Ronald L. Zimmerly, Jr., President & CEO Liberty Bancshares, Inc. (419) 673-1217 rzimmerly@myliberty.bank

Middlefield Banc Corp. and Liberty Bancshares, Inc. Announce Merger

Increases Middlefield’s asset base approximately 33% to $1.8 billion

Expected to be accretive to earnings per share in year one

Earn back of tangible book value dilution in approximately three years

MIDDLEFIELD, Ohio, and ADA, Ohio – May 26, 2022 ◆◆◆◆ Middlefield Banc Corp. (“Middlefield”, or the “Company”) (NASDAQ: MBCN), the bank holding company for The Middlefield Banking Company, and Liberty Bancshares, Inc. (OTC Markets: LBSI) (“Liberty”), the holding company for Liberty National Bank, jointly announced today that they have entered into an Agreement and Plan of Reorganization (the “Agreement”).

Pursuant to the Agreement, each shareholder of Liberty will receive 2.752 shares of Middlefield’s common stock. Based on Middlefield’s closing share price of $24.95 on May 25, 2022, the transaction is valued at approximately $64.4 million. The merger is expected to qualify as a tax-free reorganization for Liberty’s shareholders, and Liberty’s shareholders will own approximately 31% of the combined company upon completion of the transaction. The transaction has been approved by the Boards of Directors of both Middlefield and Liberty. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of both Middlefield’s shareholders and Liberty’s shareholders. The transaction is expected to be completed during the fourth quarter of 2022.

“We are excited to announce our combination with Liberty Bancshares, which complements our growth in the Central Ohio market, and expands our footprint to the compelling Northwest Ohio market,” stated James R. Heslop, II, President and CEO of Middlefield. “Once the transaction is completed, we expect to benefit as a larger bank with total assets of approximately $1.8 billion, strong earnings accretion, and a robust footprint around two of Ohio’s largest and fastest growing markets. We believe this is a compelling transaction that generates meaningful earnings per share accretion, has a minimal tangible book value dilution and manageable earn-back period. We look forward to a prosperous partnership with Liberty and creating value for our combined customers, team members, communities, and shareholders.”

Ronald L. Zimmerly, Jr., Liberty’s President and CEO, stated, “We are thrilled to join The Middlefield Banking Company, an organization that shares a common philosophy focused on supporting customers, employees, and communities. I am excited by the future we are creating together.”

Mr. Zimmerly will assume the role of President of The Middlefield Banking Company. In addition, Mr. Zimmerly will become President of Middlefield Banc Corp. assuming Middlefield shareholders approve amendments to the Company’s Regulations that separate the positions of President and CEO.

Pursuant to the Agreement, Middlefield will add three new members to its Board of Directors including Mr. Zimmerly, Mark R. Watkins, Liberty’s Chairman of the Board, and Spencer T. Cohn, a representative of Castle Creek Capital, Liberty’s largest shareholder. Simultaneously upon entering into the Agreement, Middlefield also entered into voting agreements with Liberty’s directors and Castle Creek Capital, in which they agree to vote the Liberty common stock they own in favor of the Agreement. Collectively these parties represent approximately 15.9% of Liberty’s voting common shares. At closing, Castle Creek Capital will own approximately 7% of the pro forma company. Liberty also entered into voting agreements with Middlefield’s directors in which they agree to vote the Middlefield common stock they own in favor of the Agreement.

Spencer T. Cohn stated “Castle Creek believes that the combined Company represents a strong long-term investment, and the transaction will benefit the shareholders of both Middlefield and Liberty. We look forward to having a voice on the board and representing the best interest of all shareholders.”

“We are excited to partner with Castle Creek as a sophisticated and experienced investor that specializes in community banks,” stated Mr. Heslop. “We believe their support of the transaction validates the investment merits of the business combination and we look forward to working collaboratively with them in the future.”

Upon completion of the transaction, the combined Company will have approximately $1.8 billion in total assets, approximately $1.3 billion in total loans, and approximately $1.5 billion in total deposits. The Company will operate a total of 22 full-service banking centers across a 12-county operating footprint. Middlefield’s branch network will further expand in the Central and Northwest Ohio region by adding Liberty’s six branches located in the communities of Ada, Bellefontaine, Kenton, Marysville, and Westerville, Ohio. Middlefield also currently operates a loan production office in Mentor located in Lake County.

Middlefield expects the transaction to be accretive to earnings in year one and to earn back the tangible book value dilution created from the transaction in approximately three years. After completion of the transaction, Middlefield anticipates it will remain well-capitalized. Liberty anticipates that its shareholders will benefit from double-digit earnings and dividend accretion as a result of the transaction.

Keefe, Bruyette & Woods, a Stifel Company, is serving as financial advisor to Middlefield Banc Corp. and Grady & Associates is serving as legal counsel to Middlefield on the transaction. Raymond James & Associates, Inc. is serving as financial advisor to Liberty Bancshares, Inc. and Vorys, Sater, Seymour and Pease LLP is serving as legal counsel to Liberty on the transaction.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.32 billion at March 31, 2022. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

About Liberty Bancshares, Inc.

Liberty Bancshares, Inc. is a registered Ohio bank holding company and the parent of Liberty National Bank which operates six offices in Central and Northwest Ohio. The administrative office for Liberty Bancshares, Inc. is located at 118 South Main Street, Ada, Ohio 45810. Liberty National Bank is headquartered at 100 East Franklin Street, Kenton, Ohio 43326.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on Middlefield’s and Liberty’s current expectations regarding each company’s business strategies and intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not a guarantee of future performance and actual future results could differ materially from those contained in forward-looking information. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Middlefield’s and Liberty’s control. Numerous uncertainties, risks, and changes could cause or contribute to Middlefield’s or Liberty’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the possibility that the closing of the proposed transaction is delayed or does not occur at all because required regulatory approvals, shareholder approval or other conditions to the transaction are not obtained or satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all; Middlefield’s and Liberty’s failure to integrate Liberty and Liberty National Bank with Middlefield and The Middlefield Banking Company in accordance with expectations; deviations from performance expectations related to Liberty and Liberty National Bank; diversion of management’s attention on the proposed transaction; general economic conditions in markets where Middlefield and Liberty conduct business, which could materially impact credit quality trends; effects of the COVID-19 pandemic on the local, national, and international economy, Middlefield’s or Liberty’s organization and employees, and Middlefield’s and Liberty’s customers and suppliers and their business operations and financial condition; disruptions in the mortgage and lending markets and significant or unexpected fluctuations in interest rates related to COVID-19 and governmental responses, including financial stimulus packages; general business conditions in the banking industry; the regulatory environment; general fluctuations in interest rates; demand for loans in the market areas where Middlefield and Liberty conduct business; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition with regional and national financial institutions; and new service and product offerings by competitors and price pressures; and other factors disclosed periodically in Middlefield’s filings with the Securities and Exchange Commission (the “SEC”).

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by Middlefield, Liberty or on Middlefield’s or Liberty’s behalf, respectively. Forward-looking statements speak only as of the date made, and neither Middlefield nor Liberty assumes any duty and does not undertake to update forward-looking statements.

Middlefield and Liberty provide further detail regarding these risks and uncertainties in their respective latest Annual Reports, including in the risk factors section of Middlefield’s latest Annual Report on Form 10-K, as well as in subsequent SEC filings, available on the SEC’s website at www.sec.gov.

Other Information

In connection with the proposed reorganization, Middlefield will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement and a prospectus, as well as other relevant documents concerning the proposed transaction.

Middlefield Banc Corp. shareholders, Liberty Bancshares, Inc. shareholders, and other investors are urged to read carefully the proxy statement/prospectus to be included in the Form S-4 registration statement, because the proxy statement/prospectus will contain important information about Middlefield Banc Corp., Liberty Bancshares, Inc., the proposed merger, the persons soliciting proxies for the proposed merger, their interests in the proposed merger, and related matters.

The respective directors and executive officers of Middlefield and Liberty and other persons may be deemed to be participants in the solicitation of proxies from Liberty shareholders with respect to the proposed Merger. Information regarding the directors and executive officers of Middlefield is available in its proxy statement filed with the SEC on April 5, 2022. Information about Liberty Bancshares, Inc. and its executive officers is available on Liberty’s website at www.myliberty.bank. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus to be included in the Form S-4 Registration Statement and other relevant materials to be filed with the SEC.

Investors and security holders will be able to obtain free copies of the Form S-4 Registration Statement (when available) and other documents filed with the SEC by Middlefield Banc Corp. through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Middlefield Banc Corp. are available free of charge on Middlefield’s website at www.middlefieldbank.bank.